UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 23, 2014 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 617-402-1000
________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 23, 2014, the Board of Directors of athenahealth, Inc. (“athenahealth”) appointed Kristi Ann Matus, age 46, to the newly created position of Executive Vice President and Chief Financial & Administrative Officer, effective as of July 21, 2014.
In connection with her appointment, Ms. Matus will enter into an employment agreement and indemnification agreement with athenahealth. She will receive an annual base salary of $400,000 and will be eligible to participate in the athenahealth Executive Incentive Plan. For 2014, she will be eligible to receive a target cash bonus award of 80% of her base salary on a pro-rated basis. Ms. Matus will receive a $200,000 non-refundable signing bonus. In addition, subject to the approval of the compensation committee of the Board of Directors of athenahealth, Ms. Matus will receive 30,000 stock options and 40,000 restricted stock units, which will each vest as to 25% of those grants on each anniversary of the grant date. Ms. Matus will be entitled to annual consideration for long-term incentive compensation in the form of an equity award based on her individual performance rating. For 2014, her target equity award (expressed as a percentage of base salary) based on her individual performance rating is as follows: 275% for below, 450% for meets, and 675% for exceeds.
Under the terms of Ms. Matus’ employment agreement, if athenahealth terminates her employment without “cause” or if she resigns from her employment for “good reason” (as each term is defined in her employment agreement), then, subject to her execution and the effectiveness of a separation agreement containing a mutual release of claims between the parties and mutual covenants of cooperation, confidentiality, and non-disparagement, (1) Ms. Matus is eligible to continue to receive her base salary bi-weekly at the then-current rate for twelve months following the termination of her employment and (2) Ms. Matus’ stock options and restricted stock units granted at the commencement of her employment will continue to vest through the next scheduled vesting date following her termination of employment.
Ms. Matus served from March 2012 to July 2013 as Executive Vice President, Government Services of Aetna, Inc., one of the nation’s leading diversified health care benefits companies. Prior to Aetna, she held several senior leadership roles at United Services Automobile Association (“USAA”), including Executive Vice President and Chief Financial Officer from 2008 to 2012. She also previously served as Executive Vice President and Chief Operating Officer of Thrivent Financial Bank. She began her career at the Aid Association for Lutherans, where she held various financial and operational roles for over a decade. Ms. Matus obtained a Bachelor of Science summa cum laude from the University of Wisconsin Oshkosh in applied mathematics.
Effective as of July 21, 2014, Karl Stubelis will no longer serve as interim Chief Financial Officer of athenahealth. Mr. Stubelis will return to his role as Vice President and Corporate Controller of athenahealth and will continue to serve as athenahealth’s principal accounting officer.
A copy of the press release announcing the appointment of Ms. Matus is attached hereto as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by athenahealth, Inc. on June 24, 2014, furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)
June 24, 2014	/s/ DANIEL H. ORENSTEIN
Daniel H. Orenstein
SVP, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by athenahealth, Inc. on June 24, 2014, furnished herewith.